Sub-Item 77Q1(b): Copies of Text of Proposal Relating to Sub-Item 77D

The changes with respect to the Goldman Sachs N-11 Equity Fund described above under Sub-Items 77C and 77D are described in the supplement to the Funds prospectus, filed pursuant to Rule 497 under the Securities Act of 1933 with the Securities and Exchange Commission on October 16, 2013 (Accession No. 0001193125-13-400957), which is incorporated herein by reference.